EXHIBIT 2.6

                             CERTIFICATE OF APPROVAL
                                       OF
                               AGREEMENT OF MERGER


     Jethren Phillips and Neil Blomquist certify that:

     1. They are the President and the Secretary, respectively, of SPECTRUM NATURALS, INC., a California corporation (the "Corporation").

     2. The Agreement and Plan of Merger and Reorganization between the Corporation and Organic Food Products, Inc., a California corporation, dated as of May 14, 1999, a copy of which is attached hereto, was duly approved by the Board of Directors and Shareholders of the Corporation.

     3. The Shareholder approval was the holders of _____% of the outstanding shares of the Corporation.

     4. The authorized capital of the Corporation consists of 100,000 shares of common stock, of which, as of the date hereof, approximately 6,925 shares are outstanding.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.


Date: __________, 1999                           /s/  Jethren Phillips
                                                 -------------------------------
                                                 Jethren Phillips, President


                                                 /s/  Neil Blomquist
                                                 -------------------------------
                                                 Neil Blomquist, Secretary








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                             CERTIFICATE OF APPROVAL
                                       OF
                               AGREEMENT OF MERGER


     John Battendieri and Richard Bacigalupi certify that:

     5. They are the President and the Secretary, respectively, of ORGANIC FOOD PRODUCTS, INC., a California corporation (the "Corporation").

     6. The Agreement and Plan of Merger and Reorganization between the Corporation and Spectrum Naturals, Inc., a California corporation, dated as of May 14, 1999, a copy of which is attached hereto, was duly approved by the Board of Directors and Shareholders of the Corporation.

     7. The Shareholder approval was the holders of _____% of the outstanding shares of the Corporation.

     8. The authorized capital stock of the Corporation consists of 20,000,000 share of common stock, of which, as of the date hereof, approximately 7,567,002 shares are outstanding, and 5,000,000 shares of preferred stock, none of which are outstanding as of the date hereof.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.


Date: __________, 1999                             /s/  John Battendieri
                                                   -----------------------------
                                                   John Battendieri, President


                                                   /s/  Richard Bacigalupi
                                                   -----------------------------
                                                   Richard Bacigalupi, Secretary